Exhibit 23.2
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               CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-8 of our report dated January 21, 2000 (except for Note 3, as to which the date is February 4, 2000), relating to the financial statements and financial statement schedule included in DPL Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Dayton, Ohio
June 22, 2000